UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California		94545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Convertible Notes

On May 1, 2018, pursuant to the Indenture (the “Original Indenture”), dated as of April 25, 2016, between Aradigm Corporation (the “Company”) and U.S Bank National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of April 18, 2018 (the “Indenture”), the Company issued additional 9.0% Convertible Senior Notes due 2021 (the “PIK Notes”) in the aggregate principal amount of $1,035,000. The PIK Notes are being issued under the Indenture to capitalize accrued but unpaid interest payable on the Company’s outstanding 9.0% Convertible Senior Notes due 2021 previously issued under the Indenture (the “Original Notes,” and collectively with the PIK Notes, the “Notes”).

The Notes bear interest at a fixed rate of 9.0% per annum, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2018, with respect to the PIK Notes, unless earlier repurchased, redeemed or converted. The Notes are the Company’s senior unsecured obligations and rank (i) senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, (ii) equal in right of payment to any of the Company’s indebtedness that is not so subordinated, (iii) effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Notes are convertible at the option of the holders at any time prior to the close of business on the second business day immediately preceding May 1, 2021, except that in the event that the aggregate number of shares of the Company’s common stock (the “Common Stock”) issuable to the holders at any time would exceed 19.99% of the total number of shares of Common Stock outstanding on April 20, 2016 (the “Conversion Share Cap”), the number of shares issued in any such conversion would be capped at the Conversion Share Cap and the Company would pay cash in lieu of such shares that would otherwise be deliverable above the Conversion Share Cap, unless the Company obtains shareholder approval for the issuance of more than such number of shares. The initial conversion rate is 191.9386 shares of Common Stock for each $1,000 principal amount of Notes, which represents an initial conversion price of approximately $5.21 per share of Common Stock. The conversion rate of the Notes, and the corresponding conversion price, will be subject to adjustment for certain events.

The Company may redeem for cash all or any portion of the Notes, at the Company’s option, if the last reported sale price of the shares of Common Stock is equal to or greater than 200% of the conversion price then in effect for at least twenty trading days (whether or not consecutive) during any thirty consecutive trading-day period, ending within the five trading days immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. There is no sinking fund provided for the Notes.

The events of default, any of which may result in the acceleration of the maturity of the Notes, include:

(i) the Company’s default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty days;

(ii) the Company’s default in the payment of principal of any Note when due and payable at its stated maturity, upon redemption, any required repurchase, upon declaration of acceleration, upon any fundamental change repurchase date or otherwise;

(iii) the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon proper exercise of a holder’s conversion right, and such failure continues for a period of three business days;

(iv) the Company’s failure to give a notice of a merger event in accordance with the terms of the Indenture when due;

(v) the Company’s failure to comply with its obligations under the covenant in the Indenture relating to the consolidation or merger of the Company or the sale of its assets;

(vi) the Company’s failure for sixty days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding is received to comply with any of the Company’s other agreements contained in the Notes, the Escrow Agreement (as defined in the Indenture) or the Indenture;

(vii) default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $500,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness existed at the time of issuance or where thereafter created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise if such default is not cured or waived, or such acceleration is not rescinded within thirty days;

(viii) a final judgment for the payment of $500,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of the Company’s significant subsidiaries, which judgment is not paid, discharged or stayed within sixty days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished;

(ix) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries; and

(x) the Escrow Agreement ceases to be in full force and effect and enforceable prior to its expiration in accordance with its terms.

Promissory Notes

On May 1, 2018, $8,677 of accrued but unpaid interest payable on the Company’s 9.0% Senior Promissory Notes due 2021 (the “Promissory Notes”) was capitalized on such date by adding the applicable portion of such accrued interest to the principal balance of each applicable Promissory Note. The Promissory Notes were issued on April 13, 2018 and were sold pursuant to the Senior Note Purchase Agreement, dated as of April 13, 2018, between the Company and the lenders set forth on Schedule A thereof.

The Promissory Notes are senior unsecured obligations of the Company and bear interest at a fixed rate of 9.0% per annum, payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2018 in the case of Promissory Notes issued on April 13, 2018 and on November 1, 2018 in the case of Promissory Notes issued thereafter, unless earlier redeemed or cancelled in accordance with the terms of the Promissory Notes. The Promissory Notes rank (i) senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Promissory Notes, (ii) equal in right of payment to any of the Company’s indebtedness that is not so subordinated, including the Company’s Notes, (iii) effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Company may, at its option, redeem for cash all or any portion of the outstanding Promissory Notes (or a pro rata basis) at any time in whole and, from time to time, in part. There is no sinking fund provided for the Promissory Notes. The redemption price for the Promissory Notes will equal 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest to, but excluding, any redemption date.

The events of default under the terms of the Promissory Notes, any of which may result in the acceleration of the maturity of each Promissory Note, include:

(i) the Company’s default in any payment of interest on such Promissory Note when due and payable and the default continues for a period of thirty calendar days;

(ii) the Company’s default in the payment of principal of such Promissory Note, including capitalized interest, when due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(iii) the Company’s failure to comply with its obligations under the covenant in such Promissory Note relating to the consolidation or merger of the Company or the sale of its assets;

(iv) the Company’s failure for sixty days, after written notice from the holder of such Promissory Note is received, to comply with any of the Company’s other agreements contained in such Promissory Note;

(v) default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $500,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness existed at the time of issuance or where thereafter created, (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon declaration of acceleration or otherwise if such default is not cured or waived, or such acceleration is not rescinded within thirty calendar days;

(vi) a final judgment for the payment of $500,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of the Company’s significant subsidiaries, which judgment is not paid, discharged or stayed within sixty calendar days after (i) the date on which the right to appeal thereof has expired, if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished; and

(vii) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries.

The above descriptions of the PIK Notes and the Promissory Notes do not purport to be complete and are qualified in their entirety by reference to the Original Indenture, the Supplemental Indenture, the Form of PIK Notes and the Form of Promissory Notes, as applicable, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4 to this report, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1(1)	Indenture, dated as of April 25, 2016, between the Company and U.S. Bank National Association, as trustee.

4.2(2)	Supplemental Indenture, dated as of April 18, 2018, between the Company and U.S. Bank National Association, as trustee.

4.3*	Form of 9.0% Convertible Senior Notes due 2021.

4.4(3)	Form of 9.0% Senior Promissory Note due 2021.

(1)	Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K/A (No. 001-36480) filed on April 28, 2016.
(2)	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K (No. 001-36480) filed on April 23, 2018.
(3)	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K (No. 001-36480) filed on April 18, 2018.
*	Filed with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: May 7, 2018	By:	/s/ John Siebert
	Name:	John Siebert
	Title:	Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer

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